SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 28, 2006

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

3847 East Loop 820 South, Fort Worth, Texas	76119
(Address of Principal Executive Offices)	(Zip Code)

(817) 496-4414
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 28, 2006, Wray Thompson resigned as Chief Executive Officer of Tandy Leather Factory, Inc. (the “Company”) effective as of December 31, 2006. Mr. Thompson will continue to serve as Chairman of the Company’s Board of Directors at the pleasure of the Board. Mr. Thompson’s annual fee for his services at Chairman and a member of the Board of Directors has not yet been determined by the Board’s Compensation Committee.

On December 28, 2006, Ron Morgan was elected as Chief Executive Officer (CEO) of the Company effective as of January 1, 2007. Mr. Morgan, age 59, has served as the Company’s President since 2001 and Chief Operating Officer since 1993. Mr. Morgan is married to Robin Morgan, the Company’s Vice President of Administration and Assistant Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: December 28, 2006	BY: /s/ Shannon L. Greene
Chief Financial Officer & Treasurer